UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unisys Way, Blue Bell, Pennsylvania	19424
(Address of principal executive offices)	(Zip Code)

(215) 986-4011

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Pursuant to the terms and conditions of the Terms Agreement, dated December 6, 2007 (the “Terms Agreement”), between Unisys Corporation (the “Company”) and Bear, Stearns & Co. Inc., Banc of America Securities LLC and Citigroup Global Markets Inc., on behalf of themselves and as representatives of the several underwriters named therein which incorporates by reference the Underwriting Agreement Basic Provisions dated December 2007 (the “Underwriting Agreement”), the Company issued, on December 11, 2007, $210,000,000 aggregate principal amount of its 12.5% Senior Notes due 2016 (the “Notes”). The Notes were issued under a Supplemental Indenture, dated as of December 11, 2007, between the Company and HSBC Bank USA, National Association (as successor to HSBC Bank USA) (the “Trustee”) to the Indenture, dated as of March 1, 2003, between the Company and the Trustee.

A copy of each of the Underwriting Agreement, the Terms Agreement, the Supplemental Indenture and the form of Note is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	The following exhibits are being filed herewith:

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement Basic Provisions, dated December 2007

Exhibit 1.2	Terms Agreement, dated December 6, 2007, between Unisys Corporation and Bear, Stearns & Co. Inc., Banc of America Securities LLC and Citigroup Global Markets Inc., on behalf of themselves and as representatives of the several underwriters named therein

Exhibit 4.1	Supplemental Indenture, dated December 11, 2007, between Unisys Corporation and the Trustee

Exhibit 4.2	Form of 12.5% Senior Notes due 2016 (included in Exhibit 4.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISYS CORPORATION

Date: December 11, 2007	By:	/s/ Janet B. Haugen
	Name:	Janet B. Haugen
	Title:	Senior Vice President and Chief Financial Officer